Execution Version
OMNIBUS AMENDMENT

This AMENDMENT (this “Amendment”) is entered into as of August 12, 2025 by and among FSSL Finance BB AssetCo LLC (the “Issuer”), Barclays Bank PLC, as liquidation agent (the “Liquidation Agent”), beneficiary under the Guaranty (as defined below), Buyer under the Repurchase Agreement referred to below (the “Repo Buyer”) and the Holder of 100% of the Notes Outstanding as of the date hereof (“Existing Noteholder”), Computershare Trust Company, N.A., as trustee (the “Trustee”), FS Specialty Lending Fund (previously known as FS Energy and Power Fund), as investment manager (the “Investment Manager”) and guarantor under the Guaranty (the “Guarantor”), and FSSL Finance BB Seller LLC, as Seller under the Repurchase Agreement referred to below (the “Repo Seller”).

WHEREAS, the Issuer, the Liquidation Agent and the Trustee have previously entered into the Indenture, dated as of September 6, 2023 (the “Indenture”) and have now agreed to amend the Indenture by the terms of this Amendment;

WHEREAS, the Issuer, the Investment Manager, the Repo Seller, the Liquidation Agent and the Repo Buyer have previously entered into the Margining Agreement, dated as of September 6, 2023 (the “Margining Agreement”) and have now agreed to amend the Margining Agreement by the terms of this Amendment;

WHEREAS, the Repo Buyer and the Repo Seller have previously entered into the Master Repurchase Agreement (including the annexes thereto and the Master Confirmation thereunder dated as of September 6, 2023 (the “Master Confirmation”) entered into between the Repo Seller and the Repo Buyer), dated as of September 6, 2023 (the “Repurchase Agreement”) and have now agreed to amend the Repurchase Agreement and the Master Confirmation by the terms of this Amendment;

WHEREAS, the Existing Noteholder, the Repo Seller and the Repo Buyer have now agreed to amend the Transaction as described in the Master Confirmation (the amended Transaction, being the “Upsize Transaction”) and in connection therewith, have now agreed to amend the principal amounts of the Eligible Securities as described in the Master Confirmation;

WHEREAS, the Issuer has previously executed a Rule 144A Global Note, dated as of September 6, 2023 (the “144A Global Note”) that has been authenticated by the Trustee on September 6, 2023, and the Issuer and the Trustee have now agreed to amend the 144A Global Note by the terms of this Amendment;

WHEREAS, the Issuer has previously executed a Regulation S Global Note, dated as of September 6, 2023 (the “Reg S Global Note”) that has been authenticated by the Trustee on September 6, 2023, and the Issuer and the Trustee have now agreed to amend the Reg S Global Note by the terms of this Amendment;

WHEREAS, FS Specialty Lending Fund has issued in favor of Barclays Bank PLC a Guaranty dated as of September 6, 2023 (the “Guaranty”) and has now agreed to amend the Guaranty by the terms of this Amendment;

WHEREAS, pursuant to Section 8 of the Guaranty, Barclays Bank PLC hereby consents to the terms of this Amendment;

#4917-4124-9608v17

WHEREAS, pursuant to Section 3(a) of the Margining Agreement, the Issuer, the Investment Manager and the Liquidation Agent hereby consent to the terms of this Amendment; and

WHEREAS, pursuant to Section 8.1 of the Indenture, the Existing Noteholder hereby consents to the terms of this Amendment.

Accordingly, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:

1.    Amendments.

(a)    Indenture. As of the date hereof, the Indenture is hereby amended as follows:

(i)    The definition of “Maximum Principal Amount” in Section 1.1 is amended and restated in its entirety as follows:

“Maximum Principal Amount”: $1,000,000,000.

(ii) Clause (x)(ii) of the definition of “Redemption Price Adjustment” in Section 1.1 is amended and restated in its entirety as follows:

“(ii)    the denominator of which is the excess of (a) U.S.$1,000,000,000 over (b) the aggregate of principal amount of the Notes that have been repaid prior to such date pursuant to this Indenture (which repayment includes such repayment pursuant to Section 11.1(a) and any and all redemptions prior to such date under this Indenture); and”

(iii) The definition of “Reinvestment Period” in Section 1.1 is amended and restated in its entirety as follows:

“Reinvestment Period”: The period from the Closing Date to and including the earlier to occur of (i) the date that is three (3) years after August 12, 2025, and (ii) the occurrence of an Event of Default that results in an acceleration of the Notes in accordance with Section 5.2.

(iv) Section 7.6(c) is amended by replacing subclause (i) thereof with “(i) [Reserved];”.

(v) The exhibits in the Indenture are amended by replacing each instance of the words “Up to U.S.$500,000,000” with the words “Up to U.S.$1,000,000,000”.

#4917-4124-9608v17

(vi)     Section 9.1(b) is amended by replacing the words “The Issuer (at the direction of the Investment Manager) may optionally redeem the Notes in whole pursuant to this Section 9.1 on any Redemption Date after the Reinvestment Period subject to the following conditions:” with:

    “The Issuer (at the direction of the Investment Manager) may optionally redeem the Notes in whole pursuant to this Section 9.1: (i) with respect to any Note that has been repurchased by the Repo Seller from the Repo Buyer, on any Redemption Date; and (ii) on any Redemption Date after the Reinvestment Period, subject to the following conditions:”

(b)    144A Global Note. As of the date hereof, the 144A Global Note is hereby amended by replacing the words “Up to U.S.$500,000,000” with the words “Up to U.S.$1,000,000,000”.

(c)    Reg S Global Note. As of the date hereof, the Reg S Global Note is hereby amended by replacing the words “Up to U.S.$500,000,000” with the words “Up to U.S.$1,000,000,000”.

(d)    Margining Agreement. As of the date hereof, the Margining Agreement is hereby amended as follows:

(i)    The definition of “Individual Applicable Margin” in Section 1 is amended and restated in its entirety as follows:

“Individual Applicable Margin” means, for any Collateral Obligation on any date of determination, the “Individual Applicable Margin” set forth in the table below across from the relevant asset type for such Collateral Obligation:

Asset Type	Individual Applicable Margin
First Lien Liquid Asset	1.85%
First Lien Illiquid Asset	2.05%
Unsecured Liquid Asset	2.05%
Second Lien Liquid Asset	2.05%
Second Lien Illiquid Asset	2.05%
Junior Illiquid Asset	2.05%
Unsecured Illiquid Asset	2.05%
Legacy Energy & Power Asset	4.20%

(ii)    The definition of “Facility Applicable Margin” in Section 1 is amended and restated in its entirety as follows:

“Facility Applicable Margin” means, on any date of determination, as determined by the Calculation Agent, the percentage equal to:

(i)    the sum for each Collateral Obligation (as of the most recent Margin Calculation Date) of the product of (x) the Borrowing Base Amount of such Collateral Obligation as of the most recent Margin Calculation Date and (y) the Individual

#4917-4124-9608v17

Applicable Margin for such Collateral Obligation as of the most recent Margin Calculation Date; divided by

(ii)    the sum of the Borrowing Base Amounts of all Collateral Obligations as of the most recent Margin Calculation Date;

provided that on any date that an Event of Default of Repo Seller as the defaulting party (each such term as defined in the Repurchase Agreement) has occurred and is continuing and a Repurchase Date has occurred as a result of such Event of Default, the Facility Applicable Margin shall be the rate determined above plus 2.00%.

(iii)    References to “FS ENERGY AND POWER FUND” shall be interpreted as references to “FS SPECIALTY LENDING FUND”.

(e)    Repurchase Agreement. As of the date hereof, the Repurchase Agreement is hereby amended by replacing and restating Section 11(a) of Annex I thereto in its entirety as follows:

(a) on the Purchase Date for any Transaction, (i) Buyer represents and warrants that Buyer is familiar with the provisions of Rule 144A, (ii) Buyer represents and warrants that Buyer is a "Qualified Institutional Buyer" as such term is defined in Rule 144A, and (iii) Seller represents and warrants that any Purchased Securities transferred to Buyer are not subject to any legal or regulatory restrictions on transfer other than those applicable to "restricted securities" within the meaning of Rule 144 or those set out in the Security Indenture; and

(f)    Guaranty.

(i)As of the date hereof, the Guaranty is hereby amended by replacing and restating Section 7(b) in its entirety as follows:

(b) Guarantor (together with its successors or assigns) shall not, in each case determined on a consolidated basis in accordance with generally accepted accounting principles in effect from time to time in the United States:

(i)(i) unless and until the Guarantor is registered under Section 8 of the Investment Company Act of 1940, as amended (the “1940 Act”), incur additional indebtedness if after giving effect thereto the Guarantor would not be in compliance with the asset coverage ratio requirements applicable to business development companies under the 1940 Act, or (ii) if Guarantor is registered under Section 8 of the 1940 Act, incur additional indebtedness if after giving effect thereto the Guarantor would not be in compliance with the asset coverage ratio requirements applicable to registered closed-end companies under the 1940 Act; or

(ii)permit the Guarantor’s total Shareholders’ Equity at the last day of any fiscal quarter of the Guarantor to be less than the product of (a) the Guarantor’s total shareholders’ equity as of March 31, 2023 less the amount of any and all redemptions of tendered shares of the Guarantor (including, without limitation, such shares that are subject to buyback(s) by the Guarantor) since such date and (b) 50%.

#4917-4124-9608v17

(ii)As of the date hereof, the Guaranty is hereby amended by replacing and restating Section 9 in its entirety as follows:

9. Binding Effect. This Guaranty shall be binding on Guarantor and its successors and assigns. However, Guarantor shall not transfer any of its obligations under this Guaranty without the prior written consent of Barclays, and any purported transfer without that consent shall be void; provided that any reorganization into a closed-end company registered under Section 8 of the 1940 Act shall not require such consent of Barclays. This Guaranty shall inure to the benefit of Barclays and its successors and assigns.

(g)    Master Confirmation. As of the date hereof, the Master Confirmation is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached to this Amendment.

2.    Representations
(a)    Each party to the Repurchase Agreement represents to the other party thereto in respect of the Repurchase Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Repurchase Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date).
(b)    The Existing Noteholder hereby represents and warrants to the Trustee that, as of the date hereof, it is the beneficial owner of 100% of the Aggregate Outstanding Amount of the Notes and has the full power and authority to execute this Amendment.
3. Acknowledgement and Direction to Trustee
(a)    By execution of this Amendment, the Existing Noteholder and the Investment Manager each agrees that it (i) shall be deemed to have received a copy of the proposed amendments to the Indenture contained in this Amendment more than 15 Business Days prior to the date hereof and (ii) hereby waives its right to receive an executed copy of this Amendment from the Trustee as described in Section 8.1 of the Indenture.
(b)    Each of the Existing Noteholder, the Issuer, the Investment Manager, and the Liquidation Agent hereby (i) represents and warrants to the Trustee that all conditions precedent to the execution of this Amendment in the Indenture have been satisfied or waived; (ii) consents to and directs the Trustee to execute this Amendment without providing any further notice and without receiving the Opinion of Counsel pursuant to Section 8.2 of the Indenture and (iii) acknowledges and agrees that the Trustee shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Trustee and their respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, including but not limited to any claim that this Amendment is not authorized or permitted by the Indenture or the Transaction Documents or any claim that some or all of the conditions precedent to the execution of this Amendment have not been complied

#4917-4124-9608v17

with. Upon the effectiveness of this Amendment, the Issuer hereby requests and directs the Trustee to approve the DWAC deposit instructions at DTC to deposit the amount of $500,000,000 for CUSIP 30332CAA7 into participant account number #7254 with a settlement date of August 12, 2025 and an effective date of August 12, 2025.
4. Conditions Precedent to Amendment
It shall be a condition to the effectiveness of this Amendment, that the following conditions (the “Amendment Conditions”) shall have been satisfied (or waived by the Repo Buyer), in form and substance satisfactory to the Repo Buyer in its sole and absolute discretion:
(a) the Repo Buyer shall have received the full 2025 Amendment Fee Amount (as defined in the Master Confirmation as amended by this Amendment) from the Repo Seller;
(b) no Default or Event of Default with respect to the Repo Seller as the defaulting party has occurred under the Repurchase Agreement and is then continuing; and
(c)    the Repo Buyer shall have received an opinion of Dechert LLP, counsel to the Investment Manager and the Issuer, dated the date hereof, in a form reasonably acceptable to it.
5.    Miscellaneous
(a)    Entire Agreement; Restatement.
(i)    This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.
(ii)    Except for the amendments set forth in this Amendment, all terms and conditions of the Transaction Documents and the Repurchase Agreement (including the Master Confirmation) will continue in full force and effect in accordance with their respective provisions on the date of this Amendment. References in the Transaction Documents and the Repurchase Agreement to the Indenture, the Margining Agreement, the Repurchase Agreement, the Master Confirmation, the 144A Global Note, the Reg S Global Note or the Guaranty, will be to the Indenture, the Margining Agreement, the Repurchase Agreement, the Master Confirmation, the 144A Global Note, the Reg S Global Note or the Guaranty (as applicable) as amended by this Amendment.
(b)    Definitions.    Except as otherwise defined in this Amendment, capitalized terms in this Amendment have the meanings ascribed to such terms in the Indenture or the Repurchase Agreement (including the Master Confirmation), as applicable.
(c)    Counterparts. This Amendment may be executed and delivered in counterparts (including transmission by facsimile, electronic messaging system or e-mail), each of which will be deemed an original. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the

#4917-4124-9608v17

same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.
(d)    Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.
(e)    The recitals contained in this Amendment shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Amendment and in entering into this Amendment, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.
(f)    Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to the choice of law doctrine).

#4917-4124-9608v17

IN WITNESS WHEREOF, the parties have executed this Amendment with effect from the date and year first above written.

FSSL FINANCE BB ASSETCO LLC,
as Issuer

By: /s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By: /s/ Thomas J. Gateau
Name: Thomas J. Gateau
Title: Vice President

BARCLAYS BANK PLC,
as Liquidation Agent, Repo Buyer, Existing Noteholder and beneficiary of Guaranty

By: /s/ Jayant Kumar
Name: Jayant Kumar
Title: Managing Director

[Signature Page to Omnibus Amendment (Barclays-FS)]

#4917-4124-9608v17

FS SPECIALTY LENDING FUND,
as Guarantor and as Investment Manager

By: /s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

FSSL FINANCE BB SELLER LLC,
as Repo Seller,

By: /s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
    Title: Chief Financial Officer

[Signature Page to Omnibus Amendment (Barclays-FS)]

#4917-4124-9608v17

Exhibit A

Master Confirmation

[See attached.]

Exhibit A

#4917-4124-9608v17

Execution Version
Conformed through Omnibus Amendment dated August 12, 2025

MASTER CONFIRMATION

DATE:    September 6, 2023

AMENDMENT DATE: August 12, 2025 (the “2025 Amendment Date”)

TO:            FSSL Finance BB Seller LLC ("Counterparty")

FROM:            Barclays Bank PLC ("Barclays")

SUBJECT:        Repurchase Facility

REF. NO.:        3ANTYZ

The purpose of this (this "Confirmation") is to set forth the terms and conditions of the ~~above-referenced~~ Repurchase Facility entered into on the Trade Date ~~specified below~~(the "Original Facility") and the Repurchase Facility entered into on the 2025 Amendment Date (the “Incremental Facility”, together with the Original Facility, the “Facility”), in each case, between Barclays and Counterparty ~~(the "Facility")~~. This communication constitutes a "Confirmation" as referred to in the Master Repurchase Agreement specified below. This communication supersedes and replaces all prior communications between the parties hereto with respect to the Facility and Transactions described below.

This Confirmation shall supplement, form a part of, and be subject to, the Master Repurchase Agreement (including the Annexes thereto) dated as of September 6, 2023, each as further amended or replaced from time to time (collectively, the "Master Repurchase Agreement"), between Barclays and Counterparty. This Confirmation shall be read and construed as one with the executed Master Repurchase Agreement and all other outstanding confirmations between the parties, so that all such confirmations, this Confirmation and the executed Master Repurchase Agreement constitute a single Agreement between the parties. Except as expressly modified hereby, all provisions contained in, or incorporated by reference into, the Master Repurchase Agreement shall govern each Transaction hereunder. In the event of any inconsistencies between the Master Repurchase Agreement and this Confirmation, this Confirmation will govern with respect to the Transactions covered hereby (and the last sentence of Paragraph 3(b) of the Master Repurchase Agreement shall not apply to any such Transaction). In the event of any inconsistencies between Annex A hereto and this Confirmation with respect to any Transaction, the terms of Annex A with respect to such Transaction will govern. System-generated confirmations of trade may be generated by Barclays that set forth the trade terms of the individual repurchase transactions described in this Confirmation; and, if any such system-generated confirmations of trade are generated and there is any inconsistency between such system-generated confirmations of trade and this Confirmation or the Master Repurchase Agreement, then the terms of this Confirmation or the Master Repurchase Agreement, as the case may be, shall prevail. Capitalized terms not defined herein have the meaning ascribed to them in the Master Repurchase Agreement, the Security Indenture or the Margining Agreement, as applicable.

This Confirmation evidences a separate transaction with respect to each Purchased Security specified in Annex A from time to time as if the details specified in Annex A with respect to that Purchased Security were set out in the Confirmation in full; provided, however, that for all purposes hereunder, all transactions with respect to each Purchased Security shall be deemed to constitute a single “Transaction”. The terms of the Facility and the Transaction to which this Confirmation relates are as follows:

(A) Terms Related to the Facility
1. Basic Terms
BUSINESS.33062003.9

Buyer	Barclays
Seller	Counterparty
Trade Date	September 6, 2023
Facility Commencement Date	The Initial Purchase Date.
Purchase Date	(a) September 6, 2023 (the “Initial Purchase Date”); and (b) each date on which an Addition occurs (each such date, an “Addition Purchase Date”).
Facility End Date
(a) With respect to the Original Facility, the date that is three (3) years after the 2025 Amendment Date; and

(b) with respect to the Incremental Facility, the date that is eighteen (18) months after the 2025 Amendment Date, provided that if Seller elects at its sole discretion to extend the Facility End Date with respect to the Incremental Facility and provides written notice to the Buyer at least three (3) Business Days prior to the date that is eighteen (18) months after the 2025 Amendment Date, then upon the date of satisfaction of the Incremental Facility Extension Conditions (the “Optional Extension Date”), the Facility End Date with respect to the Incremental Facility will be extended to the date that is three (3) years after the 2025 Amendment Date (such extension, the “Incremental Facility Extension”).
~~September 6, 2026~~

Ramp-Up Period	The period commencing on and including the Facility Commencement Date and ending on and including the 90th calendar day thereafter.
Aggregate Purchased Security Notional Amount	At any time, the sum of the Purchased Security Notional Amounts under all Transactions for which a Purchase Date has occurred at or prior to such time.
Minimum Purchase Price Amount
(a) During the Ramp-Up Period, the Initial Purchase Price; ~~and~~

(b) at any time after the Ramp-Up Period up to and excluding the 2025 Amendment Date, the product of (i) the Maximum Aggregate Facility Size in effect at such time and (ii) 80%;

(c) during the Post 2025 Amendments Ramp-Up Period, the product of (i) USD 500,000,000.00 minus the Aggregate Facility Reduction Amount at such time, and (ii) 80%; and

(~~b~~d) at any time after the Post 2025 Amendments Ramp-Up Period, the product of (i) the Maximum Aggregate Facility Size in effect at such time and (ii) 80%.

12
BUSINESS.33062003.9

Maximum Aggregate Facility Size
At any time,

~~At any time~~(a) during the period prior to the 2025 Amendment Date, USD 500,000,000.00 minus the Aggregate Facility Reduction Amount at such time~~.~~;

(b) during the period from the 2025 Amendment Date to the date that is eighteen (18) months after the 2025 Amendment Date, USD 650,000,000.00 minus the Aggregate Facility Reduction Amount at such time; and

(c) during the period from and after the date that is eighteen (18) months after the 2025 Amendment Date, (i) if the Incremental Facility Extension is effective, USD 650,000,000.00 minus the Aggregate Facility Reduction Amount at such time, or (ii) otherwise, USD 500,000,000.00 minus the Aggregate Facility Reduction Amount at such time (provided that any Facility Reduction amounts up to USD 150,000,000.00 occurring during the period from the 2025 Amendment Date to the date that is eighteen (18) months after the 2025 Amendment Date shall not be included in the Aggregate Facility Reduction Amount for purposes of this clause (c)(ii) only).

Aggregate Facility Reduction Amount	At any time, the aggregate amount of Facility Reductions which have become effective on or prior to such date
Facility Reduction
On any Business Day, Seller may elect by written notice to Buyer to permanently reduce the Maximum Aggregate Facility Size in whole or in part; provided that any such election (i) shall be effective no earlier than 2 Business Days following Buyer’s receipt of written notice; and (ii) shall be accompanied by any Make-Whole Amounts required in connection therewith pursuant to Part (B)(3) hereof.

Undrawn Facility Amount	At any time, an amount equal to the (i) then-current Maximum Aggregate Facility Size minus (ii) the aggregate Purchase Price of all of the Purchased Securities
Eligible Securities
(a)    FSSL FIN BB ASSETCO LLC Floating Rate 144A Notes due July 1, 2033.

CUSIP No. 30332C AA7; and

(b)    FSSL FIN BB ASSETCO LLC Floating Rate Reg-S Notes due July 1, 2033.

CUSIP No. U3486T AA8.

For the avoidance of doubt, each Purchased Security for each Transaction under this Confirmation shall consist of one of the Eligible Securities identified above.

Security Issuer	FSSL Finance BB AssetCo LLC
Business Days	Any day on which commercial banks are open in each of New York City, London and the city in which the corporate trust office of the Trustee is located.
Business Day Convention	Modified Following

13
BUSINESS.33062003.9

Calculation Agent
Barclays, provided that if (a) an Event of Default has occurred and is continuing with respect to Barclays as the defaulting party or (b) Barclays fails in any of its material obligations in its capacity as the Calculation Agent, then Counterparty may select an Independent Dealer for the relevant Transaction, to act as Calculation Agent (a “Substitute Calculation Agent”). Barclays or the Substitute Calculation Agent shall make each calculation in good faith and in a commercially reasonable manner.

Security Indenture
Shall mean that certain Indenture, dated as of September 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time), by and among Security Issuer, as the Issuer and Computershare Trust Company, N.A., as the Trustee, together with any other underlying instruments governing the Purchased Securities.

Margining Agreement
Shall mean that certain Margining Agreement, dated as of September 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time), by and among Security Issuer, as the Issuer, FS Energy and Power Fund, as the Investment Manager, and Barclays as the Liquidation Agent (each term as defined thereunder).

Initial Fee	On the Initial Fee Payment Date specified below, Seller shall pay to Buyer the Initial Fee Amount specified below. The Initial Fee shall be fully earned when paid and there shall be no rebate thereof, notwithstanding the failure to occur of any Purchase Date or the occurrence of any early Repurchase Date.
Initial Fee Payment Date	The Trade Date
Initial Fee Amount	USD5,000,000
2025 Amendment Fee	On the 2025 Amendment Date, Seller shall pay to Buyer the 2025 Amendment Fee Amount specified below. The 2025 Amendment Fee shall be fully earned when paid and there shall be no rebate thereof, notwithstanding the failure to occur of any Purchase Date or the occurrence of any early Repurchase Date.
2025 Amendment Fee Amount	0.663461538% of USD 650,000,000
Optional Extension Fee	On the Optional Extension Date, Seller shall pay to Buyer the Optional Extension Fee Amount specified below. The Optional Extension Fee shall be fully earned when paid and there shall be no rebate thereof, notwithstanding the failure to occur of any Purchase Date or the occurrence of any early Repurchase Date.
Optional Extension Fee Amount	0.375% of the positive difference on such day (floored at zero), between (x) the then-current Maximum Aggregate Facility Size on such day minus (y) USD 500,000,000
Post 2025 Amendments Ramp-Up Period	The period commencing on and including the 2025 Amendment Date and ending on and including the 90th calendar day thereafter.

14
BUSINESS.33062003.9

2. Conditions Precedent to Effectiveness of the Facility
Conditions Precedent to Effectiveness of the Original Facility
It shall be a condition to the effectiveness of this Confirmation, and to the entry of the first Transaction hereunder, that the following conditions shall have been satisfied (or waived by Barclays), in form and substance satisfactory to Barclays in its sole and absolute discretion:

(a)    Barclays shall have received the documents and certificates referred to in paragraph 7 to Annex I to the Master Repurchase Agreement, all in form and substance reasonably satisfactory to Barclays and its counsel in its sole discretion;

(b)    Barclays shall have received the Master Repurchase Agreement and this Confirmation duly executed by Counterparty, and shall have received executed copies of the Security Indenture (including the schedules and exhibits thereto) and all documents, certificates and opinions required to be delivered on or prior to the date of the issuance of the Purchased Securities pursuant thereto, all in form and substance reasonably satisfactory to Barclays in its sole discretion;

(c)    no Default or Event of Default with respect to Counterparty or Barclays as the defaulting party has occurred under the Master Repurchase Agreement and is then continuing; and

(d)    Barclays shall have received the full Initial Fee Amount as of the Trade Date.

Conditions Precedent to Effectiveness of the Incremental Facility
It shall be a condition to the effectiveness of the extension of the Facility End Date with respect to the Incremental Facility, that the following conditions (the “Incremental Facility Extension Conditions”) shall have been satisfied (or waived by Barclays), in form and substance satisfactory to Barclays in its sole and absolute discretion:

(a)    Barclays shall have received the full Optional Extension Fee Amount from the Counterparty; and

(b)    no Default or Event of Default with respect to Counterparty as the defaulting party has occurred under the Master Repurchase Agreement and is then continuing.

15
BUSINESS.33062003.9

3. Purchased Securities; Additions
Purchased Securities
(a) On the Initial Purchase Date, upon satisfaction of the Conditions to Effectiveness with respect to the initial Transaction hereunder, Counterparty shall transfer to Barclays Purchased Securities comprising Eligible Securities having a total authorized principal amount of USD 500,000,000 and an initial funded outstanding principal amount of USD 500,000,000 in exchange for the payment by Barclays of the Initial Purchase Price.

(b) On the 2025 Amendment Date, upon satisfaction of the Amendment Conditions with respect to the Upsize Transaction, Counterparty shall authorize the amendments to the Eligible Securities described in prong (a) above such that the total authorized principal amount of such Eligible Securities shall be USD 1,000,000,000 and the funded outstanding principal amount of such Eligible Securities shall be USD 1,000,000,000, in exchange for the extension of the Facility End Date and provision by Barclays of the Incremental Facility.

Conditions to Effectiveness
The effectiveness of the initial Transaction hereunder shall be subject to the satisfaction of each of the conditions precedent for such Transaction specified in the Master Repurchase Agreement and the satisfaction of each of the following additional conditions:

(a)    the "Closing Date" under and as defined in the Security Indenture shall have occurred, and the Seller shall have subscribed to the purchase of the Eligible Security in an amount equal to the Initial Purchase Price for such Transaction pursuant to the execution of the Note Purchase Agreement;

(b)    no Default or Event of Default with respect to Counterparty or Barclays as the defaulting party has occurred under the Master Repurchase Agreement and is then continuing or would result from such Transaction becoming effective; and

(c)    the “Borrowing Base Test” (as such term is defined under the Margining Agreement) is satisfied immediately before and would be satisfied immediately after giving effect to such Transaction.

Barclays shall prepare and deliver to Counterparty a completed Annex A (or another form setting forth information corresponding to that set forth on Annex A), reflecting the terms of such initial Transaction, reasonably promptly (and, in any case, no later than one (1) Business Day) following the satisfaction of the Conditions to Effectiveness for such Transaction.

16
BUSINESS.33062003.9

Additions
On each Addition Purchase Date:

(a)    Barclays shall purchase the Purchased Securities, and Counterparty shall sell the Purchased Securities, in each case, in the amount of such Agreed Addition Purchase Price, in exchange for the payment by Barclays of the applicable Agreed Addition Purchase Price on such Addition Purchase Date, and for the purposes of such purchase and sale under this clause (a), the Purchased Securities shall be deemed to be the increase in the Redemption Price of the Purchased Securities that have been purchased by Barclays, and sold by Counterparty, immediately prior to such Addition Purchase Date;

(b)    the Purchase Price shall be increased by an amount requested by Counterparty in writing (which writing may be in the form of an email) at least 2 Business Days prior to the proposed Addition Purchase Date (the amount so requested, the "Agreed Addition Purchase Price"), provided that the Agreed Addition Purchase Price requested by Counterparty shall be zero unless each of the following conditions is satisfied:

(1)the Agreed Addition Purchase Price requested by Counterparty for any Addition Purchase Date would not result in the aggregate Purchase Price funded by Barclays hereunder (after giving effect to the payment by Barclays of such Agreed Addition Purchase Price) exceeding (x) the then-current Maximum Aggregate Facility Size minus (y) the Aggregate Unfunded Exposure Leverage Amount (determined on a pro forma basis after giving effect to any Purchase or sale of, or funding of unfunded commitments under, any Collateral Obligations to be effected by the Security Issuer on such date);

(2)(i) no Default or Event of Default with respect to Counterparty as the defaulting party has occurred under the Master Repurchase Agreement and is then continuing on and as of the Addition Purchase Date or would result from such Addition becoming effective, (ii) the “Borrowing Base Test” (as such term is defined under the Margining Agreement) is satisfied immediately before and would be satisfied immediately after giving effect to such Addition; and

(3)all of the representations and warranties contained in the Master Repurchase Agreement and the Transaction Documents shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Addition Purchase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date, provided, that no more than one (1) Addition (or such greater number of times as the Buyer consents to in writing (including via email) in its sole discretion) may occur during each consecutive seven calendar day period.

(The increase in the Purchase Price pursuant to and in accordance with clause (b) above, an “Addition”.)

Immediately following the Addition in accordance with the foregoing, Counterparty and Barclays shall confirm to each other the revised Purchase Price, which confirmation may be in the form of exchange of emails between the parties.

17
BUSINESS.33062003.9

(B) Terms Relating to Each Transaction
1. General Terms
Terms Specified in Annex A
The following terms in relation to the initial Transaction will be specified in Annex A (by the Calculation Agent):

•    Transaction Number (to be assigned by the Calculation Agent)

•    Security Issuer (which shall be FSSL Finance BB AssetCo LLC)

•    Purchased Security (which shall be an Eligible Security)

•    Purchase Date (which shall be the Business Day on which the Conditions to Effectiveness for such Transaction are satisfied)

•    Initial Purchase Price

Purchased Security Notional Amount	For each Transaction, the original par amount of the Eligible Security that is purchased hereunder in such Transaction (determined without regard to paydowns on such Eligible Security occurring at any time).
Purchase Price
An amount equal to (i) USD 80,000,000 (the “Initial Purchase Price”) plus (ii) each Agreed Addition Purchase Price effected pursuant to each Addition validly effected hereunder minus (iii) each Voluntary Prepayment Amount effected pursuant to each Voluntary Prepayment executed hereunder.

Temporary Purchase Price Reduction	Any Voluntary Prepayment that is not accompanied by a simultaneous Facility Reduction.
Permanent Purchase Price Reduction	Any Voluntary Prepayment that is accompanied by a simultaneous Facility Reduction.

18
BUSINESS.33062003.9

Purchase Price Reduction
Seller may elect to prepay all or a portion of the Repurchase Price of the Purchased Securities (a “Voluntary Prepayment”) upon by notifying Buyer in writing not later than 5:00 p.m., New York City time, two (2) Business Days (or shorter period as agreed to by the Buyer) before the date of the proposed prepayment (a “Prepayment Date”); provided that such Voluntary Prepayment satisfies the Purchase Price Reduction Conditions.

On each Prepayment Date:

(a)    Buyer shall transfer to Seller or its agent Purchased Securities, which transfer shall be deemed to be in the form of a reduction in the Redemption Price of the Purchased Securities immediately following such Prepayment;

(b)    Seller shall pay to the Buyer the Voluntary Prepayment Amount; and

(c)    for each Purchased Security that is the subject of such Voluntary Prepayment, the Repurchase Price for such Purchased Security immediately after giving effect to such Voluntary Prepayment shall be equal to (x) the Repurchase Price thereof immediately prior to such prepayment minus (y) the related Voluntary Prepayment Amount for such Purchased Security.

Immediately following the operation of “Purchase Price Reduction” in accordance with the foregoing, Seller and Buyer shall confirm to each other the revised Purchase Price, which confirmation may be in the form of exchange of emails between the parties (which emails shall attach an updated Annex A).

19
BUSINESS.33062003.9

Purchase Price Reduction Conditions
With respect to each Voluntary Prepayment (whether or not accompanied by a Facility Reduction):

(a)     Seller notifies Buyer at least 2 Business Days prior written notice of the proposed Voluntary Prepayment Date that it wishes to reduce the Purchase Price (such reduction amount, the “Voluntary Prepayment Amount”); and

with respect to each Temporary Purchase Price Reduction (for the avoidance of doubt, the following conditions shall not apply to any Permanent Price Reductions):

(b)     Voluntary Prepayment Amount shall not be less than the lesser of (x) USD 2,000,000 (or such lower amount as approved by Buyer in its sole discretion) and (y) the Purchase Price at such time;

(c)     [reserved];

(d)     (1) no Default or Event of Default with respect to Seller as the defaulting party shall have occurred and be continuing, in each case, on and as of the Prepayment Date of such Voluntary Prepayment, and (2) the “Borrowing Base Test” (as such term is defined under the Margining Agreement) would be satisfied immediately after giving effect to such Voluntary Prepayment;

(e)    no more than one (1) Voluntary Prepayment (or such greater number of times as the Buyer consents to in writing (including via email) in its sole discretion) may occur during each consecutive seven calendar day period; and

(f)    Seller shall have provided an officer’s certificate to Buyer confirming that the foregoing conditions are satisfied (which certificate may be unsigned and be in the form of an email so long as such email is sent by an officer of Seller).

20
BUSINESS.33062003.9

Repurchase Date
In relation to any Purchased Security (or portion thereof) in each Transaction, the earliest to occur of:

(a)     the Scheduled Repurchase Date for such Purchased Security;

(b)    the date on which the non-defaulting party exercises its option to declare an Event of Default pursuant to Section 11 of the Master Repurchase Agreement;

(c)    [reserved];

(d)    the date (if any) on or following the occurrence of a Regulatory Change specified in writing by Barclays to Counterparty;

(e)    the Specified Repurchase Date (if any) specified in writing by Counterparty to Barclays in connection with a Specified Repurchase Event;

(f)    the Optional Repurchase Date (if any) specified in writing by Counterparty to Barclays; and

(g)    the date (if any) it becomes unlawful for the Equity Owner (as defined in the Security Indenture), Counterparty, the Investment Manager or the Security Issuer to perform any of its material covenants, agreements or obligations under any of the Transaction Documents (as defined in the Security Indenture).

Scheduled Repurchase Date	For each Transaction, the ~~Facility End~~date that is three (3) years after the 2025 Amendment Date.
Optional Repurchase Date
With respect to a Transaction, on any Business Day, ~~Counterparty~~Seller may elect by written notice to Buyer (an “Optional Repurchase Date Notice”) to ~~Buyer~~ repurchase the entirety~~,~~  of the then outstanding Purchased Securities subject to such Transaction upon (i) prepaying the entirety of the then outstanding Repurchase Price by way of a Permanent Purchase Price Reduction pursuant to the execution of a Voluntary Prepayment in accordance with the terms hereof and (ii) effecting a Facility Reduction in accordance with the terms hereof in an amount equal to the excess of (i) the then-current Maximum Aggregate Facility Size and (ii) the then-outstanding Purchase Price; provided that any such election shall be effective no earlier than 2 Business Days (such date, an “Optional Repurchase Date”) following Buyer’s receipt of written notice.

Optional Repurchase Notice Date	With respect to any Optional Repurchase Date Notice, the date on which such Optional Repurchase Date Notice is received by Barclays (or, if any such day is not a Business Day, the next succeeding Business Day).

21
BUSINESS.33062003.9

Specified Repurchase Event
With respect to a Transaction, the occurrence of any of the following:

(a)    Barclays provides written notice to Counterparty that Barclays has elected to sell or rehypothecate (such that Barclays does not have a contractual right to call or otherwise reacquire such Purchased Securities) all or a portion of the Purchased Securities to a Competitor or any of its Affiliates;

(b)    Barclays provides written notice to Counterparty that Barclays will no longer (due to a change in law, change in internal policies or otherwise) be able to (i) hold 100% of the voting rights or control (direct or indirect) over the Purchased Securities or to direct the vote of the Purchased Securities or (ii) acquire, control, hold or own any of the Purchased Securities within the next 10 Business Days; or

(c)    Barclays provides written notice to Counterparty that an event of default (or similar event) or a termination event (or similar event) has occurred under a Hedging Arrangement where Barclays is the defaulting party or the affected party (as the case may be).

Barclays shall notify Counterparty (i) at least 10 Business Days prior to the occurrence of any event described in clauses (a) or (b) above and (ii) promptly (and, in any case, no later than two (2) Business Day) following any event described in clause (c) above.

“Competitor” means any Person primarily engaged in the business of private investment management as a business development company, strategic opportunities or specialty lending fund, mezzanine fund, debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Investment Manager, Counterparty or Equity Owner (as defined in the Security Indenture), or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, or which is a sponsor of, a Person referred to in clause (a) above, (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority or (d) any Person as agreed to in writing among Counterparty (or the Investment Manager) and Barclays from time to time.

“Hedging Arrangement” means any transaction or agreement (or series of transactions and/or agreements) entered into by Barclays or any of its Affiliates (or any financing vehicle or trust) with a third-party (i) in order to hedge Barclays’ exposure under the Transactions or (ii) wherein Barclays has received financing secured by the Purchased Securities (for the avoidance of doubt, which financing may be in the form of a total return swap transaction, a repurchase transaction or other derivatives-based financing).

22
BUSINESS.33062003.9

Specified Repurchase Date
With respect to a Transaction, upon the occurrence of any Specified Repurchase Event, Counterparty may elect by written notice to Barclays to designate a Repurchase Date in respect of all Purchased Securities subject to such Transaction (a “Specified Repurchase Date”); provided that such Specified Repurchase Date shall occur no earlier than 2 Business Days following delivery of such written notice to Barclays.

Immediately following the repurchase of Purchased Securities on the Specified Repurchase Date, the then-current Maximum Aggregate Facility Size and the Minimum Purchase Price Amount shall be reduced, in each case, by the reduction in the Purchase Price(s) of such repurchased Purchased Securities. For the avoidance of doubt, no Make-Whole Amount shall be payable by Counterparty in connection with a Specified Repurchase Event.

23
BUSINESS.33062003.9

Regulatory Change
Any enactment or establishment of or supplement or amendment to, or change in any law, regulation, rule, policy or guideline (including any accord or standard of the Basel Committee on Banking Supervision, the Federal Reserve Board or any state banking regulator) or in the application or official interpretation of any such law, regulation, rule, policy or guideline that, in each case, becomes effective on or after the Facility Commencement Date and is binding on or otherwise has an effect on Barclays and, as a result of which, in the reasonable determination of Barclays, for reasons outside Barclays’ control or the control of any of its Affiliates, Barclays will (either by voluntary submission or by applicable law) no longer be permitted to enter into or maintain any Transaction hereunder or be subject to materially less favorable regulatory capital treatment with respect to the Transactions by comparison to the regulatory capital treatment applicable as a result of the entry into ~~this~~the Original Facility on the Facility Commencement Date.

To the extent practicable, as determined by Barclays, Barclays shall promptly give Counterparty notice of a Regulatory Change that Barclays expects to occur with reasonable certainty.

Before declaring a Repurchase Date due to the occurrence of a Regulatory Change, Barclays shall take commercially reasonable measures to eliminate or mitigate the impact of such Regulatory Change (which, for the avoidance of doubt, includes but is not limited to Barclays using commercially reasonable efforts to restructure the Transactions under this Confirmation with Counterparty to make them compliant (in the case of any such changes that would restrict entry into or maintenance of Transactions) or more efficient from a regulatory perspective (in the case of any such changes that would result in less favorable regulatory capital treatment), provided that Counterparty is under no obligation to agree to any such restructuring or any other changes to the terms of this Confirmation or the Master Repurchase Agreement.

Notwithstanding anything to the contrary, Barclays may not declare a Repurchase Date due to the occurrence of a Regulatory Change unless Barclays has provided Counterparty with at least 120 days prior written notice of such impending Regulatory Change.

Underlying Asset	Each “Collateral Obligation” (as defined in the Security Indenture) that is owned by the Security Issuer from time to time

24
BUSINESS.33062003.9

2. Financing Fees
Financing Fee Payments
In lieu of accrual and payment of Price Differential in respect of the Transactions subject to this Confirmation, on each Financing Fee Payment Date, Counterparty shall pay to Barclays an amount in USD (the "Financing Fee Payment") equal to the sum of:

(a)    the product of (i) the Floating Rate Calculation Amount for the most recently ended Financing Fee Period multiplied by (ii) the Floating Rate for such Financing Fee Period multiplied by (iii) the Financing Fee Day Count Fraction for such Financing Fee Period; plus

(b)    the product of (i) the Spread Calculation Amount for the most recently ended Financing Fee Period multiplied by (ii) the Spread for such Financing Fee Period multiplied by (iii) the Financing Fee Day Count Fraction for such Financing Fee Period (the payment amount determined under this clause (b) being, the “Spread Payment Amount”); plus

(c)    the product of (i) the Commitment Fee Calculation Amount for the most recently ended Financing Fee Period multiplied by (ii) the Commitment Fee Rate multiplied by (iii) the Financing Fee Day Count Fraction for such Financing Fee Period.

For the avoidance of doubt, paragraph 2(k) the Master Repurchase Agreement shall not apply.

Floating Rate Calculation Amount
For any Financing Fee Period:

(a)    The sum, for each day in such Financing Fee Period, of the aggregate Purchase Prices for all outstanding Transactions subject to this Confirmation on such day; divided by

(b)    the number of days in such Financing Fee Period with respect to each such Transaction.

Spread Calculation Amount	For any Financing Fee Period: (a) The sum of the Daily Spread Calculation Amounts for each day in such Financing Fee Period; divided by (b) the number of days in such Financing Fee Period.
Daily Spread Calculation Amount	For any day, the greater of (a) the Minimum Purchase Price Amount on such day; and (b) the aggregate Purchase Prices for all outstanding Transactions subject to this Confirmation on such day.

25
BUSINESS.33062003.9

Commitment Fee Calculation Amount
For any Financing Fee Period:

(i)     During Ramp-Up Period: With respect to each day in such Financing Fee Period that occurs during the Ramp-Up Period:

(a)     The sum, for each day in any Financing Fee Period, of the Undrawn Facility Amount on such day; divided by

(b)     the number of days in such Financing Fee Period (or if the last day of the Ramp-Up Period occurs during such Financing Fee Period, the number of days from and including the Initial Purchase Date to ~~but excluding~~and including the last day of ~~such Financing Fee~~the Ramp-Up Period).

(ii)     After Ramp-Up Period but prior to the 2025 Amendment Date: with respect to each day in such Financing Fee Period that occurs after the Ramp-Up Period but prior to the 2025 Amendment Date:

(a)    The sum, for each day in any Financing Fee Period, of the lesser of:

(1)    the Undrawn Facility Amount on such day; and

(2)    the positive difference on such day (floored at zero), between (x) the then-current Maximum Aggregate Facility Size on such day minus (y) the Minimum Purchase Price Amount on such day; divided by

(b)    the number of days in such Financing Fee Period (or if the last day of the Ramp-Up Period occurs during such Financing Fee Period, the remaining number of days from and excluding such last day to and excluding the last day of such Financing Fee Period, or if the 2025 Amendment Date occurs during such Financing Fee Period, the remaining number of days from and including the first day in such Financing Fee Period to but excluding the 2025 Amendment Date).

(iii)    During the Post 2025 Amendments Ramp-Up Period: With respect to each day in such Financing Fee Period that occurs during the Post 2025 Amendments Ramp-Up Period:

(a)    The sum, for each day in any Financing Fee Period, of the lesser of:
(1)    the Undrawn Facility Amount on such day; and
(2)    the positive difference on such day (floored at zero), between (x) the then-current Maximum Aggregate Facility Size on such day minus (y) the Minimum Purchase Price Amount on such day (provided that, for the purposes of this clause (iii)(a), the “Maximum Aggregate Facility Size” in clause (i) of the definition of “Undrawn Facility Amount” and in subclause (2) hereof shall be deemed to be an amount equal to USD 500,000,000 minus the Aggregate Facility Reduction Amount on such day); divided by

(b)    the number of days in such Financing Fee Period (or if the 2025 Amendment Date occurs during such Financing Fee Period, the remaining number of days from and including the 2025 Amendment Date to and excluding the last day of such Financing Fee Period, or if the last day of the Post 2025 Amendments Ramp-Up Period occurs during such Financing Fee Period, the remaining number of days from and including the first day in such Financing Fee Period to and including the last day of the Post 2025 Amendments Ramp-Up Period).

(~~ii~~iv)     After the Post 2025 Amendments Ramp-Up Period: with respect to each day in such Financing Fee Period that occurs after the Post 2025 Amendments Ramp-Up Period:

(a)    The sum, for each day in any Financing Fee Period, of the lesser of:

(1)    the Undrawn Facility Amount on such day; and

(2)    the positive difference on such day (floored at zero), between (x) the then-current Maximum Aggregate Facility Size on such day minus (y) the Minimum Purchase Price Amount on such day; divided by

(b)    the number of days in such Financing Fee Period (or if the last day of the Post 2025 Amendments Ramp-Up Period occurs during such Financing Fee Period, the remaining number of days from and excluding such last day to and ~~including~~excluding the last day of such Financing Fee Period).

26
BUSINESS.33062003.9

Spread	For any Facility Fee Period, a per annum rate equal to sum of the Weighted Average Facility Applicable Margin for such Facility Fee Period.
Weighted Average Facility Applicable Margin
For any Facility Fee Period, a per annum rate equal to:

(a)    The sum, for each day in any Financing Fee Period, of the product of:

    (1)    the Facility Applicable Margin in effect on such day; and

    (2)    the Daily Spread Calculation Amount for such day; divided by

(b)    the sum of the Daily Spread Calculation Amounts for each day in such Financing Fee Period.

Commitment Fee Rate	(a) During the Ramp-Up Period: 0.50% per annum; and (b) following the Ramp-Up Period: 0.40% per annum.
Financing Fee Payment Dates
(a)    The 20th calendar day of each March, June, September and December in each year (or, if any such day is not a Business Day, the next succeeding Business Day), commencing with December 20, 2023; and

(b)    the ~~Facility End~~date that is three (3) years after the 2025 Amendment Date.

Financing Fee Period End Dates
(a)    The 15th calendar day of each March, June, September and December in each year, commencing with December 15, 2023; and

(b)    the ~~Facility End~~date that is three (3) years after the 2025 Amendment Date.

Financing Fee Period
Each period beginning on, and including, a Financing Fee Period End Date (or, in the case of the first Financing Fee Period, beginning on, and including, the Facility Commencement Date) and ending on, and excluding, the immediately following Financing Fee Period End Date.

27
BUSINESS.33062003.9

Floating Rate
For any Financing Fee Period, Term SOFR for such Financing Fee Period.

“Term SOFR” for any Financing Fee Period shall be the Term SOFR Reference Rate for a tenor comparable to the applicable Financing Fee Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Financing Fee Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided further, that if Term SOFR shall ever be less than the 0.00%, then Term SOFR shall be deemed to be 0.00%.

“Term SOFR Administrator”: The CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Calculation Agent in its reasonable discretion).

“Term SOFR Reference Rate”: The rate per annum determined by the Calculation Agent as the forward-looking term rate based on the secured overnight financing rate.

“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Facility Applicable Margin	For any date of determination, the "Facility Applicable Margin" (as defined in the Margining Agreement) determined for such date in accordance with the Margining Agreement.
Financing Fee Day Count Fraction	Actual/360
Call Protection Reduction Amount	At any time, the "Call Protection Reduction Amount" (as defined in the Margining Agreement) determined at such time in accordance with the Margining Agreement.

3. Make-Whole Payment
Make-Whole Payment Requirement	Upon the occurrence of any Make-Whole Event, then Counterparty shall pay to Barclays, on the date of such Make-Whole Event, an amount equal to the Make-Whole Amount for such Make-Whole Event.

28
BUSINESS.33062003.9

Make-Whole Events

(a)     Each Facility Reduction (other than a Facility Reduction effected in connection with a FSSL Registration Event that occurs within eighteen (18) months from and including the 2025 Amendment Date); and

(b)     the termination of all of the Transactions by Buyer following the occurrence of a Repurchase Date with respect to all of the Transactions as a result of an Event of Default of Seller.

Make-Whole Calculation Amount
(a)    In connection with any Make-Whole Event under clause (a)     of the definition of “Make-Whole Event”, the amount of such     Facility Reduction; and

(b)    in connection with any Make-Whole Event under clause (b)     of the definition of “Make-Whole Event”, an amount equal     to the greater of (determined immediately prior to giving effect to such Make-Whole Event) (i) the then-current Purchase Price and (ii) then-current Minimum Purchase Price;

provided that if the aggregate of the Call Protection Reduction Amount is greater than zero at the time of any Make-Whole Event, the Make-Whole Calculation Amount for such Make-Whole Event shall be reduced by such Call Protection Reduction Amount (floored at zero).

29
BUSINESS.33062003.9

Make-Whole Toggle Date
The date that is the earlier of (i) eighteen (18) months following the ~~Facility Commencement Date~~2025 Amendment Date and (ii) any reorganization of FS Specialty Lending Fund into a closed-end company that is registered under Section 8 of the 1940 Act (“FSSL Registration Event”).

Make-Whole Amount
In connection with any Make-Whole Event occurring:

(a)    ~~on or~~ prior to the Make-Whole Toggle Date, an amount equal to the aggregate amount of Spread Payment Amounts (calculated using (x) the Make-Whole Calculation Amount as the Spread Calculation Amount and (y) the Facility Applicable Margin determined as of the date on which such Make-Whole Event is notified in writing by Barclays to Counterparty) that would be payable by Counterparty to Barclays hereunder during the period from and including the date on which such Make-Whole Event occurs to but excluding the Make-Whole Toggle Date (provided that if, on any day in the period commencing on and including the 30th calendar day after the Facility Commencement Date and the last day of the Ramp-Up Period, the aggregate Purchase Prices of all the Transactions subject to this Confirmation is less than ~~80% of the then current Maximum Aggregate Facility Size~~the then-current Minimum Purchase Price Amount, then an additional calendar day shall be added for each such day to extend the Make-Whole Toggle Date), discounted to present value (using the Term SOFR discount curve published by Bloomberg and determined based on the remaining period between the date of occurrence of the relevant Make-Whole Event and the Make-Whole Toggle Date), all as calculated by the Calculation Agent; and

(b)    on or after the Make-Whole Toggle Date ~~and on or prior to the date that is 27 months following the Facility Commencement Date, an amount equal to 1.00% of the applicable Make-Whole Calculation Amount, as calculated by the Calculation Agent; and~~, zero.
~~(c) after the date that is 27 months following the Facility Commencement Date, zero.~~

4. Application of Principal Payments.
Cash Principal Payment Provisions
On each date on which Barclays receives a payment (other than a payment of interest) on a Purchased Security in cash and in immediately available funds (each, a "Cash Principal Payment"), Barclays shall immediately apply such received payments towards the reduction of the Repurchase Price payable by Seller for such Purchased Security by an amount equal to such received payment (such amount, the “Repurchase Price Reduction Amount”).

5. Additional Provisions

30
BUSINESS.33062003.9

Margin Maintenance
(a) Upon the occurrence of a Trigger Event, Buyer may by notice (a "Margin Call Notice") to Seller require Seller in such Transactions to transfer to Buyer Eligible Margin in an amount equal to the Borrowing Base Cure Amount (as such term is defined under the Margining Agreement) necessary to effect the related Borrowing Base Cure (as such term is defined under the Margining Agreement) by the applicable Cure Deadline (as such term is defined under the Margining Agreement); provided that (i) Seller shall not be required to transfer the Borrowing Base Cure Amount unless such amount exceeds USD 250,000 and (ii) the “amount” of any U.S. treasury securities so transferred shall be the market value thereof (as determined by the Liquidation Agent in its sole discretion).

(b) In the event that at any time after Seller has effected a Borrowing Base Cure, the Facility Advance Rate exceeds the Borrowing Base Ratio, then, so long as immediately before and after giving effect thereto: (A) no Default or Event of Default shall have occurred and, in each case, is continuing with respect to Seller and (B) the Borrowing Base Test is and will remain satisfied:

(1)upon written notice to Buyer (such notice, an "Excess Cure Collateral Refund Request Notice"), Seller may request that Buyer return to Seller an amount of Net Margin (such requested amount, the "Excess Cure Collateral Refund Amount") such that following the transfer by Buyer to Seller, the Facility Advance Rate would not exceed the Borrowing Base Ratio; and

(2)if (x) Buyer receives the Excess Cure Collateral Refund Request Notice prior to 10:00 A.M. New York City time on any Business Day, Buyer shall return such Excess Cure Collateral Refund Amount to Seller no later than the close of business on the same Business Day of such notice and (y) Buyer receives the Excess Cure Collateral Refund Request Notice after 10:00 A.M. New York City time on any Business Day, Buyer shall return such Excess Cure Collateral Refund Amount to Seller no later than the close of business on the next Business Day following such notice; provided that Buyer shall only be obligated to transfer such amount to Seller pursuant to the foregoing if (and only to the extent that):

(i)such transfer by Buyer is a return of the Net Margin that has previously been transferred by Seller to Buyer pursuant to clause (a) above in respect of the Transaction and has not been previously returned by Buyer to Seller;

(ii)immediately after giving effect to such transfer the Borrowing Base Test shall be satisfied on a pro forma basis; and

(iii)such amount is greater than USD 250,000.

“Eligible Margin” means cash in USD or U.S. treasury securities.

"Net Margin" means, at any time of determination, (x) the aggregate amount of USD transferred by Seller to Buyer pursuant to clause (a) above which has not been returned by Buyer to Seller pursuant to clause (b) above plus (y) the aggregate amount (based on market value as of such date of determination) of U.S. treasury securities (if any) transferred by Seller to Buyer pursuant to clause (a) above which have not been returned by Buyer to Seller pursuant to clause (b) above.

31
BUSINESS.33062003.9

Default	Means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
Voting Rights
If at any time during the term of the Transaction, there is an occasion permitting an owner of the Purchased Securities to exercise any right in relation to such Purchased Securities, vote or otherwise to give or withhold consent with respect to an action proposed to be taken (or to be refrained from being taken) in relation to such Purchased Security (each, an “Action”), then Buyer shall notify Seller of such occasion..

Notwithstanding anything to the contrary, Buyer agrees and acknowledges that Buyer, in its capacity as the Liquidation Agent, under and as defined in the Security Indenture, shall not exercise any right to remove the investment manager of the Security Issuer other than in accordance with and subject to the terms of the Security Indenture and the other Transaction Documents (under and as defined in the Security Indenture).

Act of Insolvency	The definition of “Act of Insolvency” in Paragraph 1(a) of the Master Repurchase Agreement shall be amended such that, with respect to Seller as the defaulting party, the reference to “15 days” in clause (C) shall be deleted in its entirety and be replaced by “60 days”.
Limit on Optional Redemptions	For so long as any Transaction is outstanding under this Confirmation (unless an Event of Default with respect to Counterparty has occurred and is then continuing), Barclays shall not, and shall not cause any Affiliate thereof or any other Person holding the Purchased Securities to, give the Security Issuer or the Trustee under the Security Indenture any direction to effect a redemption (in whole or in part) of the Purchased Securities.
Counterparty Note Restriction	Counterparty agrees that, for so long as any Transaction is outstanding under this Confirmation, it shall not, to the extent that it has not already sold the Notes to Barclays as Purchased Securities hereunder, at any time (1) hold any Notes issued under the Security Indenture or (2) transfer any Notes issued under the Security Indenture (other than pursuant to the provisions hereof and of the Master Repurchase Agreement).
No Substitution Rights	Counterparty may not substitute other Securities for the Purchased Securities, unless otherwise agreed to by Barclays in writing in its sole and absolute discretion.
Taxes	Each of the parties hereto intends and agrees to treat the Transaction, for U.S. federal income tax purposes, as a secured loan made by Buyer to Seller.

32
BUSINESS.33062003.9

6. Payment Details, Etc.
Payments to Barclays
In accordance with Barclays’ prior written instructions as set forth below or as otherwise delivered to Counterparty. Counterparty shall make no payments (and have no obligation to make any payment hereunder) without having received (i) such written instructions and (ii) a fully executed copy of this Confirmation or other written acceptance of the terms hereof.

Barclays Payment Details	In accordance with Barclays’ written instructions as delivered to Counterparty.
Barclays Inquiries	Barclays Bank PLC 745 7th Ave New York, NY 10019 Email: ~~AmericasCreditFinancingSolutions@barclays.com~~AmericasCreditFinancingSolutions@barclays.com Attention: Global Credit & Financing Solutions
Barclays Notices	Barclays Bank PLC 745 7th Ave New York, NY 10019 Email: ~~AmericasCreditFinancingSolutions@barclays.com~~AmericasCreditFinancingSolutions@barclays.com Attention: Global Credit & Financing Solutions
Payments to Counterparty
In accordance with Counterparty's written instructions as set forth below or otherwise delivered to Barclays. Barclays shall make no payments (and have no obligation to make any payment hereunder) without having received (i) such written instructions and (ii) a fully executed facsimile copy of this Confirmation or other written acceptance of the terms hereof.

Counterparty Payment Details	In accordance with Counterparty's written instructions as delivered to Barclays.
Counterparty Inquiries	In accordance with Counterparty's written instructions as delivered to Barclays

(C)    Miscellaneous.

1.    Amendments, Etc. Except as otherwise expressly stated herein, this Confirmation may not be amended except in writing signed by both parties.

2.    Execution. This Confirmation may be executed in counterparts (including by facsimile or electronic transmission), each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

3.    Legal Requirements. Buyer shall not be required to purchase the Purchased Security if any such purchase shall result in any violation of applicable rules or regulations, including, but not limited to, rules applicable to new issuances of securities.

33
BUSINESS.33062003.9

(D)     Additional Acknowledgements, Representations and Agreements:

1.    Counterparty hereby represents to and acknowledges and agrees with Barclays that it has consulted with its own tax advisors to the extent that it has deemed necessary, and it has made its own decisions regarding entering into the Facility based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Barclays or any of its affiliates or agents.

2.    Each party acknowledges and agrees that:

(i)     Unless identified as an underwriter or arranger in an offering document or as the Liquidation Agent under the Reference Instrument relating to a Purchased Security or Underlying Asset (each, an "Instrument"), Barclays and its affiliates have played no role in structuring or arranging any Instrument or in negotiating or establishing the terms of such Instrument. Whether or not Barclays or its affiliates are identified as an underwriter or arranger in any offering document relating to an Instrument, any and all information that may have been or is in the future provided by Barclays to Counterparty with respect to any Instrument is not being furnished by Barclays in the capacity of an underwriter or arranger in relation to the Instrument in connection with the relevant Transaction, and Barclays accepts no responsibility or liability therefor.

(ii)     The contents of this Confirmation and the other agreements relating to the Facility are confidential and shall not be disclosed to any third party, and neither party shall make any public announcement relating to the Facility without consent of the other party; except that disclosure of this Confirmation and the terms of the Facility is permitted (A) where required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or regulatory inquiry or to comply with any applicable law, order, regulation, ruling, or disclosure requirement, including without limitation, any requirement of any regulatory body or stock exchange where the shares of such disclosing party are listed, as determined by the disclosing party in good faith following consultation with the other party hereto, (B) to officers, directors, employees, attorneys, accountants and advisors of the parties or their affiliates who are subject to a duty of confidentiality to the disclosing party or such affiliate and otherwise have a need to know such information, (C) to rating agencies and (D) where the information has otherwise become public (other than as a result of a breach of this subparagraph). Notwithstanding the foregoing or any other provision in this Confirmation or any other document, Barclays and Counterparty (and each employee, representative, or other agent of Barclays or Counterparty) may each disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. tax treatment and U.S. tax structure (as those terms are used in Treasury Regulations under Sections 6011, 6111 and 6112 of the U.S. Internal Revenue Code of 1986, as amended (the "Code")), other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

(iii)     As of the Facility Commencement Date and so long as either party has or may have any obligation under any Transaction, it is not (1) an "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to Title I of ERISA, a "plan" (as defined in Section 4975(e) of the Code), subject to Section 4975 of the Code or an entity whose underlying assets constitute “plan assets” of any such plan by reason of 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA or (2) a governmental, church, non-U.S. or other plan that is subject to rules substantially similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code.

(iv)    Barclays and any of its affiliates may deal in any Instrument and may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of commercial or investment banking or other business with any issuer of or obligor on any Instrument, any affiliate

34
BUSINESS.33062003.9

thereof, any other person or entity having obligations relating to any Security Issuer or any such issuer or obligor and may act with respect to such business in the same manner as if any Transaction did not exist and may originate, purchase, sell, hold or trade, and may exercise consensual or remedial rights in respect of, obligations, securities or other financial instruments of, issued by or linked to the Security Issuer or any such issuer or obligor, regardless of whether any such action might have an adverse effect on such Security Issuer, such issuer or such obligor, the value of the related Instrument or the position of the other party to such Transaction or otherwise.

(v)    Except as otherwise expressly provided herein, each party and its affiliates and the Calculation Agent may, whether by virtue of the types of relationships described herein or otherwise, at the date hereof or at any time hereafter, be in possession of information regarding any Security Issuer or any issuer of or obligor on any Instrument, or any affiliate thereof, that is or may be material in the context of such Transaction and that may or may not be publicly available or known to the other party. In addition, except as expressly provided herein, this Confirmation does not create any obligation on the part of such party and its affiliates to disclose to the other party any such relationship or information (whether or not confidential).

[remainder of page intentionally blank]

35
BUSINESS.33062003.9

Counterparty hereby agrees (a) to check this Confirmation (Reference No.: 3ANTYZ) carefully upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between the parties with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and returning an executed copy to ~~AmericasCreditFinancingSolutions@barclays.com~~AmericasCreditFinancingSolutions@barclays.com
.

                            Very truly yours,

BARCLAYS BANK PLC

By:    ________________________________
Name:
Title:

AGREED AND ACCEPTED BY:

FSSL FINANCE BB SELLER LLC

By:    ___________________________________
Name:
Title:

[Master Confirmation Signature Page]
BUSINESS.33062003.9

Annex A

Repurchase Transactions

Transaction Number	Security Issuer	Purchased Security	Purchase Date	Initial Purchase Price
3ANTYZ	FSSL Finance BB AssetCo LLC	Eligible Security	September 6, 2023	USD80,000,000

Effective as of September 6, 2023:

BARCLAYS BANK PLC

By:    __________________________________
Name:
Title:

FSSL FINANCE BB SELLER LLC

By:    ___________________________________
Name:
Title: